Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Chuck Hartlage	Thierry Denis
419.248.5395	419.248.5748

Owens Corning Reports Second-Quarter 2016 Results
Company Grows Net Earnings by 52%; Achieves Record Quarterly EBIT

•	Composites delivered record quarterly EBIT with 14 percent EBIT margins

•	Roofing grew quarterly EBIT by $79 million; delivered 25 percent EBIT margins

•	Insulation delivered 20th consecutive quarter of EBIT growth

•	Company expects full-year adjusted EBIT of $700 million or more

TOLEDO, Ohio - July 27, 2016 - Owens Corning (NYSE: OC) today reported consolidated net sales of $1.55 billion in the second quarter of 2016, compared to net sales of $1.40 billion in the prior-year period.

The company reported net earnings of $138 million, or $1.19 per diluted share, in the second quarter of 2016, compared with net earnings of $91 million, or $0.77 per diluted share, in the same period in 2015. Second quarter 2016 adjusted earnings were $150 million, or $1.29 per diluted share, compared with $90 million, or $0.76 per diluted share, during the same period one year ago (See Use of Non-GAAP Measures).

“Owens Corning posted a record quarter and continues to perform at a very high level,” said Chairman and Chief Executive Officer Mike Thaman. “The Composites business continues its momentum. The Roofing business executed well in favorable market conditions and delivered an outstanding quarter. The Insulation business achieved another quarter of EBIT growth.

“The strength of our portfolio and strong execution delivered outstanding profitability and cash performance in the quarter,” Thaman said.

Consolidated Second-Quarter Results and Other Highlights

•
Owens Corning continues to perform at a high level of safety with a recordable incident rate of 0.53 for the first six months, relatively flat with the comparable period in 2015. Nearly three quarters of company facilities have operated this year without a recordable injury.

•
Reported EBIT for the second quarter was $240 million, compared with $156 million during the same period in 2015. Adjusted earnings before interest and taxes (EBIT) in the second quarter of 2016 were $253 million, up from $156 million in 2015 (See Table 2).

•
For the first half, cash from operating activities improved by $220 million year-over-year as a result of improved earnings and working capital performance. Free cash flow improved $217 million over the same period in 2015 (See Table 8).

•
The company plans to invest $110 million in the expansion of its composites operations in India to serve the growing Indian market. This investment furthers the low-delivered cost model of the business while providing flexibility to minimize future capital investments in higher cost facilities.

•
During the second quarter, Owens Corning repurchased one million shares of its common stock for $48 million. As of June 30, 2016, 2.8 million shares remained available for repurchase under the company's current authorization.

•	The agreement to acquire the non-wovens and fabrics business of Ahlstrom was terminated due to challenges associated with obtaining regulatory clearance in Germany.

Outlook

The company expects an environment consistent with consensus expectations for U.S. housing starts and moderate global growth.

In Composites, the company expects continued growth in the glass fiber market, driven by moderate global industrial production growth. The company continues to expect EBIT growth of at least $30 million for the business in 2016.

In Roofing, the company now expects low double-digit growth of the U.S. asphalt shingle market for 2016. First-half industry shipments were up slightly more than 20 percent, and the company anticipates second-half shipments to be slightly down to flat versus prior year. The InterWrap acquisition contributed strongly in the second quarter and is now expected to deliver at least $30 million of EBIT in 2016.

In Insulation, the company continues to expect slightly negative revenue growth and relatively flat margins for the full year.

The company estimates an effective tax rate of 32 percent to 34 percent, and a cash tax rate of 10 percent to 12 percent on adjusted pre-tax earnings, due to the company’s $2.0 billion U.S. tax net operating loss carryforward.

The company expects general corporate expenses to be $120 million to $130 million in 2016. Capital additions in 2016 are expected to total approximately $385 million, including an estimated $50 million for the completion of the previously announced mineral fiber insulation facility in Joplin, Missouri. Interest expense is expected to be about $115 million, including the financing of the InterWrap acquisition.

For the full-year 2016, the company expects adjusted EBIT of $700 million or more.

Next Earnings Announcement
Third-quarter 2016 results will be announced on Wednesday, October 26, 2016.

Second-Quarter 2016 Conference Call and Presentation
Wednesday, July 27, 2016
11 a.m. Eastern Time

All Callers
Live dial-in telephone number: U.S. 1.888.317.6003; Canada 1.866.284.3684; and other international +1.412.317.6061.
Entry number: 729-9192 (Please dial in 10-15 minutes before conference call start time)
Live webcast: http://services.choruscall.com/links/oc160727

Telephone and Webcast Replay
Telephone replay will be available one hour after the end of the call through August 4, 2016. In the U.S., call 1.877.344.7529. In Canada, call 1.855.669.9658. In other international locations, call +1.412.317.0088.
Conference replay number: 100-885-23
Replay available at http://services.choruscall.com/links/oc160727
Webcast replay available until July 27, 2017

About Owens Corning
Owens Corning (NYSE: OC) develops, manufactures, and markets insulation, roofing, and fiberglass composites. Global in scope and human in scale, the company’s market-leading businesses use their deep expertise in materials, manufacturing and building science to develop products and systems that save energy and improve comfort in commercial and residential buildings. Through its glass reinforcements business, the company makes thousands of products lighter, stronger and more durable. Ultimately, Owens Corning people and products make the world a better place. Based in Toledo, Ohio, Owens Corning posted 2015 sales of $5.4 billion and employs about 16,000 people in 25 countries. It has been a Fortune 500® company for 62 consecutive years. For more information, please visit www.owenscorning.com.

Use of Non-GAAP Measures
Owens Corning uses non-GAAP measures in its earnings press release that are intended to supplement investors’ understanding of the Company’s financial information. These non-GAAP measures include adjusted EBIT, adjusted earnings, adjusted diluted earnings per share attributable to Owens Corning common stockholders (“adjusted EPS”), adjusted pre-tax earnings and free cash flow. When used to report historical financial information, reconciliations of these non-GAAP measures to the corresponding GAAP measures are included in the financial tables of this press release. Specifically see Table 2 for adjusted EBIT, Table 3 for adjusted earnings and adjusted EPS, and Table 8 for free cash flow.

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not representative of ongoing operations. The non-GAAP financial measures resulting from these adjustments (including adjusted EBIT, adjusted earnings, adjusted EPS and adjusted pre-tax earnings) are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Management believes that these adjustments result in a measure that provides a useful representation of its operational performance; however the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with GAAP.

Free cash flow is a measure used by investors, financial analysts and management to help evaluate the Company's ability to use cash to pursue opportunities that enhance shareholder value. Free cash flow is not a measure of residual cash flow available for discretionary expenditures due to the Company’s mandatory debt service requirements. Free cash flow is used internally by the Company for various purposes, including reporting results of operations to the Board of Directors of the Company and analysis of performance. Management believes that this measure provides a useful representation of our operational performance; however the measure should not be considered in isolation or as a substitute for net cash flow provided by operating activities as prepared in accordance with GAAP.

When the Company provides forward-looking expectations for non-GAAP measures (adjusted EBIT and adjusted pre-tax earnings), the most comparable GAAP measures and a reconciliation between the non-GAAP expectations and the corresponding GAAP measures are generally not available without unreasonable effort due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP measures in future periods. The variability in timing and amount of adjusting items could have significant and unpredictable effect on our future GAAP results.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from those results projected in the statements. These risks, uncertainties and other factors include, without limitation: relationships with key customers; levels of residential and commercial construction activity; competitive and pricing factors; levels of global industrial production; demand for our products; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; foreign exchange and commodity price fluctuations, our level of indebtedness; weather conditions; availability and cost of credit; availability and cost of energy and raw materials; issues involving implementation and protection of information technology systems; domestic and international economic and political conditions, including new legislation or other governmental actions; our ability to utilize net operating loss carry-forwards; research and development activities and intellectual property protection; interest rate movements; labor disputes, legal and regulatory proceedings, including litigation and environmental actions; uninsured losses; issues related to acquisitions, divestitures and joint ventures; achievement of expected synergies, cost reductions and/or productivity improvements; defined benefit plan funding obligations; and factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of July 27, 2016, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
NET SALES	$1,545	$1,403	$2,776	$2,606
COST OF SALES	1,129	1,095	2,088	2,089
Gross margin	416	308	688	517
OPERATING EXPENSES
Marketing and administrative expenses	151	130	285	259
Science and technology expenses	21	18	40	35
Other expenses, net	4	4	7	9
Total operating expenses	176	152	332	303
EARNINGS BEFORE INTEREST AND TAXES	240	156	356	214
Interest expense, net	29	26	52	52
Gain on extinguishment of debt	—	(5)	—	(5)
EARNINGS BEFORE TAXES	211	135	304	167
Income tax expense	73	44	107	57
Equity in net earnings of affiliates	1	1	1	1
NET EARNINGS	139	92	198	111
Net earnings attributable to noncontrolling interests	1	1	3	2
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$138	$91	$195	$109
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$1.20	$0.77	$1.69	$0.93
Diluted	$1.19	$0.77	$1.67	$0.92
Dividend	$0.18	$0.17	$0.36	$0.34
WEIGHTED AVERAGE COMMON SHARES
Basic	115.1	117.5	115.3	117.6
Diluted	116.4	118.3	116.5	118.3

Table 2
Owens Corning and Subsidiaries
EBIT Reconciliation Schedules
(unaudited)

Adjusting items are shown in the table below (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Restructuring costs	$(2)	$—	$(2)	$(2)
Acquisition-related costs for InterWrap and Ahlstrom transactions	(3)	—	(5)	—
Recognition of InterWrap inventory fair value step-up	(8)	—	(8)	—
Total adjusting items	$(13)	$—	$(15)	$(2)

The reconciliation from net earnings attributable to Owens Corning to Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$138	$91	$195	$109
Less: Net earnings attributable to noncontrolling interests	1	1	3	2
NET EARNINGS	139	92	198	111
Equity in net earnings of affiliates	1	1	1	1
Income tax expense	73	44	107	57
EARNINGS BEFORE TAXES	211	135	304	167
Interest expense, net	29	26	52	52
Gain on extinguishment of debt	—	(5)	—	(5)
EARNINGS BEFORE INTEREST AND TAXES	240	156	356	214
Less: adjusting items from above	(13)	—	(15)	(2)
ADJUSTED EBIT	$253	$156	$371	$216

Table 3
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
A reconciliation from net earnings attributable to Owens Corning to Adjusted Earnings and a reconciliation from diluted earnings per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
RECONCILIATION TO ADJUSTED EARNINGS
Net earnings attributable to Owens Corning	$138	$91	$195	$109
Adjustment to remove adjusting items	13	—	15	2
Adjustment to remove tax benefit on adjusting items (a)	(4)	—	(5)	(1)
Adjustment to tax expense to reflect pro forma tax rate (b)	3	(1)	7	2
ADJUSTED EARNINGS	$150	$90	$212	$112

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$1.19	$0.77	$1.67	$0.92
Adjustment to remove adjusting items	0.11	—	0.13	0.02
Adjustment to remove tax benefit on adjusting items	(0.03)	—	(0.04)	(0.01)
Adjustment to tax expense to reflect pro forma tax rate (b)	0.02	(0.01)	0.06	0.02
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$1.29	$0.76	$1.82	$0.95

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted-average number of shares outstanding used for basic earnings per share	115.1	117.5	115.3	117.6
Non-vested restricted and performance shares	0.8	0.4	0.8	0.3
Options to purchase common stock	0.5	0.4	0.4	0.4
Weighted-average number of shares outstanding and common equivalent shares used for diluted earnings per share	116.4	118.3	116.5	118.3

(a)	The tax impact of adjusting items is based on the tax accounting treatment and rate for the jurisdiction of each adjusting item.
(b)
To compute adjusted earnings, we apply a full year pro forma effective tax rate to each quarter presented. For 2016, we have used a full year pro forma effective tax rate of 33%, which is the mid-point of our 2016 effective tax rate guidance of 32% to 34%.  For comparability, in 2015, we have used an effective tax rate of 33%, which was our 2015 effective tax rate excluding the reversal (recorded in the fourth quarter of 2015) of a valuation allowance against certain Canadian net deferred tax assets.

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

ASSETS	June 30, 2016	December 31, 2015
CURRENT ASSETS
Cash and cash equivalents	$67	$96
Receivables, less allowances of $10 at June 30, 2016 and $8 at December 31, 2015	879	709
Inventories	753	644
Assets held for sale	13	12
Other current assets	63	47
Total current assets	1,775	1,508
Property, plant and equipment, net	3,059	2,956
Goodwill	1,344	1,167
Intangible assets, net	1,152	999
Deferred income taxes	411	492
Other non-current assets	236	222
TOTAL ASSETS	$7,977	$7,344
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$979	$912
Short-term debt	—	6
Long-term debt – current portion	177	163
Total current liabilities	1,156	1,081
Long-term debt, net of current portion	2,099	1,702
Pension plan liability	375	397
Other employee benefits liability	238	240
Deferred income taxes	32	8
Other liabilities	172	137
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	3,965	3,965
Accumulated earnings	1,208	1,055
Accumulated other comprehensive deficit	(635)	(670)
Cost of common stock in treasury (c)	(675)	(612)
Total Owens Corning stockholders’ equity	3,864	3,739
Noncontrolling interests	41	40
Total equity	3,905	3,779
TOTAL LIABILITIES AND EQUITY	$7,977	$7,344

(a)10 shares authorized; none issued or outstanding at June 30, 2016, and December 31, 2015.
(b)400 shares authorized; 135.5 issued and 114.9 outstanding at June 30, 2016; 135.5 issued and 115.9 outstanding at December 31, 2015
(c)20.4 shares at June 30, 2016, and 19.6 shares at December 31, 2015

Table 5
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Six Months Ended June 30,
	2016	2015
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net earnings	$198	$111
Adjustments to reconcile net earnings to cash provided by (used for) operating activities:
Depreciation and amortization	158	151
Gain on sale of fixed assets	—	(1)
Deferred income taxes	83	37
Provision for pension and other employee benefits liabilities	3	7
Stock-based compensation expense	17	14
Other non-cash	(5)	(11)
Gain on extinguishment of debt	—	(5)
Changes in operating assets and liabilities	(117)	(175)
Pension fund contribution	(9)	(25)
Payments for other employee benefits liabilities	(9)	(10)
Other	7	13
Net cash flow provided by operating activities	326	106
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Cash paid for property, plant and equipment	(187)	(177)
Proceeds from the sale of assets or affiliates	—	2
Investment in subsidiaries and affiliates, net of cash acquired	(450)	—
Purchases of alloy	—	(7)
Proceeds from sale of alloy	—	7
Other	2	—
Net cash flow used for investing activities	(635)	(175)
NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES
Proceeds from senior revolving credit and receivables securitization facilities	434	819
Proceeds from term loan borrowing	300	—
Payments on senior revolving credit and receivables securitization facilities	(326)	(634)
Payments on long-term debt	—	(8)
Net decrease in short-term debt	(6)	(19)
Cash dividends paid	(40)	(39)
Purchases of treasury stock	(87)	(47)
Other	4	11
Net cash flow provided by financing activities	279	83
Effect of exchange rate changes on cash	1	(1)
Net (decrease) increase in cash and cash equivalents	(29)	13
Cash and cash equivalents at beginning of period	96	67
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$67	$80

Table 6
Owens Corning and Subsidiaries
Segment and Business Information
(unaudited)

Composites
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net sales	$517	$497	$990	$971
% change from prior year	4%	-1%	2%	—%
EBIT	$74	$67	$138	$127
EBIT as a % of net sales	14%	13%	14%	13%
Depreciation and amortization expense	$33	$31	$67	$63

Insulation
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Insulation segment (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net sales	$414	$451	$799	$830
% change from prior year	-8%	1%	-4%	3%
EBIT	$32	$25	$45	$32
EBIT as a % of net sales	8%	6%	6%	4%
Depreciation and amortization expense	$27	$26	$52	$50

Roofing
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Roofing segment (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net sales	$679	$503	$1,108	$896
% change from prior year	35%	15%	24%	-4%
EBIT	$169	$90	$242	$110
EBIT as a % of net sales	25%	18%	22%	12%
Depreciation and amortization expense	$11	$10	$21	$19

Table 7
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Restructuring costs	$(2)	$—	$(2)	$(2)
Acquisition-related costs for InterWrap and Ahlstrom transactions	(3)	—	(5)	—
Recognition of InterWrap inventory fair value step-up	(8)	—	(8)	—
General corporate expense and other	(22)	(26)	(54)	(53)
EBIT	$(35)	$(26)	$(69)	$(55)
Depreciation and amortization	$11	$9	$18	$19

Table 8
Owens Corning and Subsidiaries
Free Cash Flow Reconciliation Schedules
(unaudited)

The reconciliation from net cash flow provided by operating activities to free cash flow is shown in the table below (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES	$263	$222	$326	$106
Less: Cash paid for property, plant and equipment	(89)	(88)	(187)	(177)
Less: Purchases of alloy	—	—	—	(7)
FREE CASH FLOW	$174	$134	$139	$(78)